UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
__________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2025
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The AZEK Company Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39322	90-1017663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 W Fulton Street, Suite 350 Chicago, Illinois		60607
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (877) 275-2935
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	AZEK	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.
The information set forth under Item 5.03 below is incorporated by reference in this Item 3.03.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At the Annual Meeting (as defined below), upon the recommendation of the Board of Directors, the stockholders of the Company approved amendments to the Company’s restated certificate of incorporation to (i) remove references to the Company's former private equity sponsors and make certain other immaterial changes and (ii) remove the sponsor corporate opportunity waiver provision (together, the “Charter Amendments”). As a result, the Company filed a Certificate of Amendment setting forth the Charter Amendments (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware on March 5, 2025. The Certificate of Amendment became effective upon filing. Following the filing of the Certificate of Amendment, the Company filed the Third Restated Certificate of Incorporation that reflects the Charter Amendments (the “Third Restated Certificate”) with the Secretary of State of the State of Delaware, which became effective on March 5, 2025. The Certificate of Amendment and the Third Restated Certificate are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On February 28, 2025, the Company held its annual meeting of stockholders (the “Annual Meeting”). Set forth below are the voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting.
Proposal No. 1: Election of Directors
The Company’s stockholders elected Gary Hendrickson, Jesse Singh, Pamela Edwards, Howard Heckes, Vernon J. Nagel, Harmit Singh, Brian Spaly and Fiona Tan to serve on the Company’s Board of Directors for a one-year term expiring at the Company’s annual meeting in 2026 and until their successors are duly elected and qualified by the votes indicated below.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Gary Hendrickson	123,802,913	8,926,067	4,210,048
Jesse Singh	131,445,884	1,283,096	4,210,048
Pamela Edwards	127,808,214	4,920,766	4,210,048
Howard Heckes	123,994,801	8,734,179	4,210,048
Vernon J. Nagel	126,259,745	6,469,235	4,210,048
Harmit Singh	131,438,801	1,290,179	4,210,048
Brian Spaly	127,049,520	5,679,460	4,210,048
Fiona Tan	127,454,420	5,274,560	4,210,048
Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm
The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2025 was approved by the votes indicated below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
136,245,470	654,766	38,792	0
Proposal No. 3: Advisory Vote on Executive Compensation
The Company’s stockholders approved the Company’s executive compensation by the votes indicated below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
127,885,201	4,535,591	308,188	4,210,048
Proposal No. 4: Approval of Amendments to Our Certificate of Incorporation to Remove References to Our Former Private Equity Sponsors and Make Certain Other Immaterial Changes
The Company’s stockholders approved amendments to the Company’s certificate of incorporation to remove references to our former private equity sponsors and make certain other immaterial changes by the votes indicated below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
96,413,651	40,470,646	54,731	0
Proposal No. 5: Approval of Amendment to Our Certificate of Incorporation to Remove the Sponsor Corporate Opportunity Waiver Provision
The Company’s stockholders approved an amendment to the Company’s certificate of incorporation to remove the sponsor corporate opportunity waiver provision by the votes indicated below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
132,669,589	5,729	53,662	4,210,048
Proposal No. 6: Approval of Amendment to Our Certificate of Incorporation to Remove the Sponsors' Exemption from Certain Business Combination Restrictions
The proposed amendment to the Company’s certificate of incorporation to remove the sponsors' exemption from certain business combination restrictions was not approved based on the votes indicated below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
53,699,518	78,975,181	54,281	4,210,048
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to the Second Restated Certificate of Incorporation of The AZEK Company Inc.
3.2	Third Restated Certificate of Incorporation of The AZEK Company Inc. dated March 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The AZEK Company Inc.

Date: March 5, 2025	By:	/s/ Morgan Walbridge
Morgan Walbridge
Senior Vice President, Chief Legal Officer & Secretary